Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-191487), the Registration Statement on Form S-8, filed on July 1, 2014, and the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4, filed on July 1, 2014, of Actavis plc of our reports dated May 30, 2014 relating to the consolidated financial statements, and the effectiveness of Forest Laboratories, Inc. and Subsidiaries’ internal control over financial reporting, which appear in the Annual Report of Forest Laboratories, Inc. and Subsidiaries on Form 10-K, which is incorporated by reference in this Form 8-K. We also consent to the incorporation by reference of our report dated May 30, 2014 relating to the financial statement schedule, which appears in the Annual Report of Forest Laboratories, Inc. and Subsidiaries on Form 10-K, which is incorporated by reference in this Form 8-K.

/s/ BDO USA, LLP

New York, New York

June 30, 2014